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                                                                   Exhibit 10.27

                                 MUTUAL RELEASE

         This MUTUAL RELEASE (this "Release") is made this 17 day of July, 2002, among KAV INVENTORY, LLC, a Delaware limited liability company ("KAV"); BANK OF AMERICA, N.A. ("BofA"), in its capacity as "Kellstrom Agent" (as defined below); each of the Lenders identified on the signature pages below as "Kellstrom Lenders" (each a "Kellstrom Lender" and, collectively, the "Kellstrom Lenders"); and BANK OF AMERICA, N.A., in its capacity as the "KAV Agent" (as defined below) and the sole existing "KAV Lender" (as defined below).

                                    Preamble:

         Kellstrom Industries, Inc. ("Kellstrom") and certain of its subsidiaries (together with Kellstrom, the "Borrowers") entered into a certain Amended and Restated Loan and Security Agreement dated as of December 14, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Kellstrom Loan Agreement"), with various financial institutions as lenders (the "Kellstrom Lenders"), BofA as agent for the Kellstrom Lenders (in such capacity, the "Kellstrom Agent"), and Banc of America Securities LLC as syndication agent (in such capacity, the "Syndication Agent"), pursuant to which Kellstrom Lenders from time to time made loans to Borrowers secured by all or substantially all of each Borrower's assets.

         KAV entered into a certain Loan and Security Agreement dated as of December 1, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "KAV Loan Agreement"), with various financial institutions as lenders (the "KAV Lenders"), BofA as agent for the KAV Lenders (in such capacity, the "KAV Agent"), pursuant to which the KAV Lenders from time to time made loans to KAV secured by all or substantially all of KAV's assets. As of the date hereof, BofA is the only KAV Lender.

         On or about December 1, 2000, Kellstrom and KAV entered into a certain Consignment Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "KAV Consignment Agreement"), pursuant to which, among other things, KAV consigned to Kellstrom, as consignee, certain inventory of aircraft parts and engines owned by KAV.

         Kellstrom, TIMCO Aviation Services, Inc., a Delaware corporation formerly known as Aviation Sales Company, and Aviation Sales Distribution Services Company, a Delaware corporation, are parties to a certain Post-Closing Resolution Agreement dated as of June 10, 2002 (as at any time amended, the "Resolution Agreement"), pursuant to which, subject to the approval of the United States Bankruptcy Court for the District of Delaware and satisfaction of all conditions precedent set forth therein, the parties have agreed to settle various claims that each party thereto may have against the others.

         In connection with the Resolution Agreement, Kellstrom Agent, Kellstrom Lenders and various other parties are entering into a Proceeds Sharing Agreement dated July __, 2002 (the "Sharing Agreement"), thee effectiveness of which is condition precedent to the Kellstrom Agent and Kellstrom Lenders consenting to Kellstrom's entry into the Resolution Agreement. A condition to the effectiveness of the agreements contained in the Sharing Agreement is the execution and delivery of this Release by the parties hereto.

         The parties hereto desire that the Resolution Agreement and the Sharing Agreement becomes effective and, therefore, are willing to execute this Release to release certain disputes and claims as described below.

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         NOW, THEREFORE, in consideration of the premises and the mutual releases and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Definitions. As used herein, the following terms shall have the following meanings ascribed to them:


                  "Bank Group Members" shall mean, collectively, the Kellstrom Bank Group Members and the KAV Bank Group Members, and, for purposes of
         Section 2 of this Release, their respective officers, directors, agents, attorneys, shareholders, subsidiaries, affiliates, successors and assigns.

                  "KAV Bank Group Members" shall mean KAV Agent and KAV Lenders.

                  "KAV Consigned Inventory" shall mean all aircraft parts, engines and other inventory at any time consigned by KAV to Kellstrom pursuant to the KAV Consignment Agreement.

                  "Kellstrom Bank Group Members" shall mean Kellstrom Agent, Syndication Agent and Kellstrom Lenders.

                  "Claim" shall mean (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  "Party" shall mean any or entity that is a party to this Release.

         Section 2. Release of Bank Group Members. KAV, for itself and its successors and assigns, hereby releases, acquits and forever discharges each of the Bank Group Members of and from any and all Claims of any nature whatsoever arising prior to or on the date hereof, which KAV ever had, now has or claims to have against the Bank Group Members, or any one or more of them, or which KAV at any time hereafter acquires, by reason of any matter, cause or thing arising out of or relating to (a) the KAV Consignment Agreement, (b) the sale or other disposition by Kellstrom of any of the KAV Consigned Inventory, (c) the administration by the Kellstrom Bank Group Members of the Kellstrom Loan Agreement and related documents (including, without limitation, the funding or withholding of loans or other extensions of credit thereunder at any time), (d) the administration by the KAV Bank Group Members of the KAV Loan Agreement (including, without limitation, the funding or withholding of loans thereunder at any time), or (e) the receipt by any of the Kellstrom Bank Group Members of any payments or other proceeds from the sale or other disposition of any of the KAV Consigned Inventory; provided, however, that the foregoing provisions of this Section 2 shall not be deemed in any manner whatsoever to release, waive or otherwise affect any liability of any Bank Group Member in respect of any Claim arising solely under this Release.

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         Section 3. Release of KAV. Each of the Bank Group Members, for itself and its respective successors and assigns, hereby releases, acquits and forever discharges KAV of and from any and all Claims of any nature whatsoever arising prior to or on the date hereof, which any of the Bank Group Members ever had, now have or claim to have against KAV, or which any of the Bank Group Members at any time hereafter acquires, by reason of any matter, cause or thing arising out of or relating to the KAV Consignment Agreement or the sale or other disposition by Kellstrom of any of the KAV Consigned Inventory; provided, however, that the foregoing provisions of this Section 3 shall not be deemed in any manner whatsoever to (a) release, waive or otherwise affect any liability of KAV in respect of any Claim arising solely under this Release or (b) constitute or effect a release by any of the KAV Bank Group Members of any liability of KAV to them, or any of them, under or in connection with the KAV Loan Agreement. the KAV Consignment Agreement or the Kellstrom Loan Agreement. KAV shall in all events remain liable to the KAV Bank Group Members under the KAV Loan Agreement, which shall remain in full force and effect and shall be unaffected by this Release.

         Section 4. Covenant Not To Sue. Each Party, for and on behalf of such Party and for each of such Party's respective successors, assigns and personal representatives, covenants and agrees never to commence, aid in any way, prosecute or cause to be commenced or prosecuted, or permit any of its subsidiaries or affiliates to commence or prosecute, against any other Party hereto, any action, suit or other proceeding based upon a Claim that has been released pursuant to the terms of this Release.

         Section 5. Representations and Warranties. Each Bank Group Member hereby represents and warrants to KAV that such Bank Group Member is duly authorized and empowered to execute this Release; that it has taken such actions as may be required to obtain corporate or shareholder approval for the execution and delivery of this Release; that the individual signing on its behalf below is duly authorized and empowered to execute this Release; and that it has not sold, assigned, transferred, conveyed or otherwise disposed of any Claim relating to any matter covered by this Release. KAV hereby represents and warrants to each Bank Group Member that KAV is duly authorized and empowered to execute this Release; that it has taken such action as may be required to obtain internal approval for the execution and delivery of this Release; that the individual signing on its behalf is duly authorized and empowered to execute this Release for and on behalf of KAV; and that it has not sold, assigned, transferred, conveyed or otherwise disposed of any Claim relating to any matter covered by this Release. Each Party represents and warrants to each of the other Parties hereto that such representing and warranting Party has freely and voluntarily entered into and executed this Release, with the benefit of advice of counsel of such Party's own selection.

         Section 6. No Admission. This Release is made without admission or concession by any Party of any liability whatsoever on the part of such Party to any other Party. Without limiting the generality of the foregoing, each of the Kellstrom Bank Group Members expressly disputes the existence of any Claim in favor of KAV or any other person or entity arising out of or relating to any failure or refusal by any of the Kellstrom Bank Group Members to make loans or other extensions of credit to or for the benefit of Kellstrom to enable Kellstrom to pay sums due to KAV pursuant to the KAV Consignment Agreement or otherwise.

         Section 7. Acknowledgments. Each Party acknowledges and agrees that no other consideration has been or will be paid or furnished to such Party on account of or in connection with such Party's execution and delivery of this Release and that such Party has not made or relied upon any other warranty or representation or promise except as expressly set forth in this Release.

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         Section 8.  Mistake of Fact. If any fact with respect to which this
Release is executed is hereafter found to be other than or different from what is now believed by any Party to be true, each Party hereto accepts and assumes the risk of such possible difference in fact and agrees that this Release shall be and remain effective, notwithstanding such difference in facts.

         Section 9. Complete Defense. This Release shall be a full and complete defense to and may be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this Release.

         Section 10. Execution; Effectiveness; Waiver of Jury Trial. This Release may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Release in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. The effectiveness of this Release is subject to the execution and delivery of this Release by each Party shown on the signature pages hereof. Each of the Parties hereby waives any right that such Party may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Release, and this provision is material inducement for this Release.

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         Section 11. Miscellaneous. This Agreement expresses the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersedes any and all prior agreements or understandings, written or oral, express or implied; may not be amended except by written agreement of the Parties; shall be binding upon the parties hereto and their respective successors and assigns; and shall be governed in all respects by and construed in accordance with the internal laws of the State of Georgia.

         IN WITNESS WHEREOF, the Parties have caused this Release to be signed, sealed, and delivered on the day and year first above written.


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                           [Signature Pages Ommitted]